Exhibit 99.1

HCW Biologics Granted Extension by the Nasdaq Hearings Panel

to Regain Compliance with Continued Listing Requirements

Miramar, FL – March 6, 2025 – HCW Biologics Inc. (the “Company” or “HCW Biologics”) (Nasdaq: HCWB), a clinical-stage biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen healthspan by disrupting the link between inflammation and age-related diseases, today reported that, on March 3, 2025, the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq” or the “Exchange”) granted the Company an extension in which to regain compliance with all continued listing rules of The Nasdaq Capital Market.

The Panel’s determination follows a hearing on February 13, 2025, at which the Panel considered the Company’s plan to regain compliance with Listing Rules 5450(a)(1), 5450(b)(2)(A) and 5450(b)(2&3)(C), the minimum bid price (“Bid Price”), the market value of publicly held securities (“MVPHS”) and the market value of listed securities (“MVLS”) rules, respectively. As a result of the extension, the Panel granted the Company’s request for continued listing on the Exchange, provided that the Company demonstrates compliance with the Bid Price Rule by April 25, 2025, and all other Exchange continued listing rules by June 15, 2025.

Dr. Hing C. Wong, the Company’s Founder and CEO, stated “We are pleased that the Nasdaq Panel has accepted our plan and look forward to executing the strategy over the coming months as we also continue to make advancements in our proprietary platform technologies to develop immunotherapies for oncology and other senescent-cell-associated diseases.”

About HCW Biologics:

HCW Biologics Inc. (Nasdaq: HCWB) is a clinical-stage biopharmaceutical company developing proprietary immunotherapies to treat diseases promoted by chronic inflammation, especially age-related and senescence-associated diseases. The Company’s immunotherapeutics represent a new class of drug that it believes have the potential to fundamentally change the treatment of cancer and many other diseases and conditions that are promoted by chronic inflammation — and in doing so, improve patients’ quality of life and possibly extend longevity. Chronic inflammation, including inflammaging, is believed to be a significant contributing factor to the cause for senescence-associated diseases and conditions that diminish healthspan, including many types of cancer, autoimmune diseases, and neurodegenerative diseases, as well as indications that impact quality-of-life that are not life-threatening. The Company’s lead product candidate, HCW9302, was developed using the Company’s legacy TOBI™ (Tissue factOr-Based fusIon) platform. The Company has created another drug discovery technology, the TRBC platform, which is not based on Tissue Factor. The TRBC platform has the capability to construct immunotherapeutics that not only activate and target immune responses but are also equipped with receptors that specifically target cancerous or infected cells. This platform is such a versatile scaffold that it enables the creation of multiple classes of immunotherapeutic compounds: Class I: Multi-Functional Immune Cell Stimulators; Class II: Second-Generation Immune Checkpoint Inhibitors; Class III: Multi-Specific Targeting Fusions and Enhanced Immune Cell Engagers. These novel immunotherapeutics can be used to treat a wide range of disease indications, including oncology, autoimmune diseases, and improving quality of life conditions. The Company has constructed over 50 molecules using the TRBC platform, including HCW11-002, HCW11-018, and HCW11-027. Further preclinical evaluation studies are currently being conducted for these three and related molecules the Company has selected based on promising early data. The Company has two licensing programs in which it has licensed exclusive rights for some of its proprietary molecules. See the Company Pipeline at https://hcwbiologics.com/pipeline/

Forward-Looking Statements:

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, the Company’s ability to improve or extend healthspan; to extend longevity; to develop new immunotherapeutic treatments for chronic inflammation and age-related diseases; to develop treatments with its drug discovery platforms; the Company’s ability to execute its compliance plan and regain compliance with Nasdaq continued listing requirements; and the Company’s ability to raise additional funds. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company’s current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. The Company’s actual results may differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties that are described in the section titled “Risk Factors” in the Annual Report on Form 10-K/A filed with the United States Securities and Exchange Commission (the “SEC”) on May 15, 2024, the latest Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024, and in other filings filed from time to time with the SEC.

Company Contact:

Rebecca Byam

Chief Financial Officer

HCW Biologics Inc.

RebeccaByam@hcwbiologics.com